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                                                                   Exhibit 3-190
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                                                                          FILED
                                                                    JUN 28 1996
                                                               IN THE OFFICE OF
                                                             SECRETARY OF STATE
                                                                  WEST VIRGINIA


                           ARTICLES OF INCORPORATION


   The undersigned acting as incorporator of a corporation under Section 27,
Article 1, Chapter 31 of the Code of West Virginia adopts the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:

    I. The undersigned agrees to become a corporation by the name of HRWV HUNTINGTON, INC.

    II. The address of the principal office of said corporation will be located at 1369 Stewartstown Road, Morgantown, West Virginia 26505.

    III. The purpose or purposes for which this corporation is formed is to engage in the transaction of any or all lawful business for which corporations may be incorporated under Section 31, Article l, Chapter 31, of the Code of West Virginia; and to carry on any business not contrary to the laws of the State of West Virginia and to have and exercise all the rights and privileges conferred by the laws of the State of West Virginia upon corporations formed under such laws and to do any and all of the things hereinabove set forth to the same extent as natural persons might or could do and to carry on any business not contrary to the laws of the State of West Virginia and to have and exercise all the powers, rights and privileges conferred by the laws of the State of West Virginia upon corporations formed under such laws and to do any and all of the things hereinabove set forth to the same extent as natural persons might or could do.

    IV.  Provisions granting preemptive rights o

    Any holder of stock of the corporation of any class shall, as such holder, have any preemptive right to purchase right to purchase or subscribe for (a) any stock of any class now or hereafter authorized, or any warrants, options,


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or other instruments that shall confer upon the holders thereof the right to subscribe for or purchase or receive from the corporation any stock of any class which the corporation may issue or sell, whether or not the same shall be exchangeable for any stock of the corporation of any class, or (b) any obligations which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the corporation of any class or to which shall be attached or appurtenant any options, or other instruments that shall confer upon the holders of such obligations, warrants, options or other instruments the right to subscribe for or purchase or receive from the corporation any shares of its capital stock of any class or classes now or hereafter authorized.

    V. The amount of the total authorized capital stock of said corporation shall be One Hundred Dollars ($100.00) which shall be divided into ten thousand (10,000) shares of the par value of One Cent ($.0l).

    VI. The full name and address of the incorporator, including street and street number, if any, and the city, town, or village, including ZIP number.

         William H. Smith
         1000 Hampton Center
         P.0. Box 1616
         Morgantown, WV 26507-1616

    VII. The existence of this corporation is to be perpetual.

    IX. The name and address of the appointed person to whom notice or process may be sent: Mark R. Nesselroad, 1369 Stewartstown Road. Morgantown, West Virginia 26505.

    X. The numbers of directors constituting the initial board of directors of the corporation is one (1) and the name and address of the person who is to


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serve as director until the first annual meeting of shareholders or until his successor is elected and shall qualify is:

                          Mark R Nesselroad
                          1369 Stewartstown Road
                          Morgantown, WV 26505

    I, the undersigned, for the purposes of forming a corporation, under the laws of the State of West Virginia, do make and file these ARTICLES OF INCORPORATION and I have accordingly hereunto set my hand and seal this 19th day of June, 1996.



                                        /s/ William H. Smith
                                       --------------------------------
                                            William H. Smith

STATE OF WEST VIRGINIA,

COUNTY OF OF MONONGALIA, TO-WIT:

    The foregoing instrument was acknowledged before me this 19th day of June 1996, by William H. Smith, acting as Incorporator of HRWV Huntington, Inc., on behalf of said corporation.

My commission expires Feb. 17, 2003.

                                        /s/ Suzette C. Smith
                                       --------------------------------
                                          Notary Public

This instrument was prepared by:

                          William H. Smith                   [graphic omitted]
                          Steptoe & Johnson
                          P.O. Box 1616
                          Morgantown, WV 26507-1616